Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of GeoPharma, Inc. on Form S-4 of our report dated June 9, 2006, except Note 20 which is as of December 14, 2006, relating to the consolidated financial statements of Dynamic Health Products, Inc. and Subsidiaries.

We consent to the use in this Registration Statement of GeoPharma, Inc. on Form S-4 of our report dated March 18, 2005, relating to the financial statements of Dynamic Marketing, Inc.

We also consent to the reference to our Firm under the caption “Experts” in said Registration Statement.

/s/ Brimmer, Burek & Keelan LLP
Brimmer, Burek & Keelan LLP
Tampa, Florida
May 14, 2007